July 11 2006

Securities and Exchange Commission
450 Fifth Street NW
Washington DC  20549 0001

Re Global Signal Inc Power of Attorney

To whom it may concern

I am the Executive Vice President Operations

of Global Signal Inc GSL  This will confirm

that I have granted each of the individuals

listed below the authority to on my behalf

execute and file any Form 3 Form 4 or Form

5 or related form that I may file hereafter

in connection with my direct or indirect

beneficial ownership of GSL securities

and to take any other action of any type

whatsoever in connection with the foregoing

which in his opinion may be of benefit to in

the best interest of, or legally required by me

The individuals who are authorized to act as my

Attorney In Fact under this Power of Attorney

are as follows

Jeffrey A Klopf GSL Executive Vice

President General Counsel and

Secretary and

John Cacomanolis GSL Assistant

General Counsel Corporate

This Power of Attorney is effective

immediately upon filing with the Securities

and Exchange Commission and shall remain

in full force and effect until either i

I am no longer subject to the reporting

requirements under Section 16 of the Securities

Act of 1933 as amended or ii I have provided

you with written notice withdrawing this authority


Sincerely




/s/ Michael P. Hennigan
Michael P. Hennigan
Executive Vice President Operations